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                                                                    Exhibit 10.2


                                    RIDER TO

                                  MASTER NOTE

DATED AS OF December 1, 1998, EXECUTED BY THE ARNOLD PALMER GOLF
COMPANY (the "Borrower") IN FAVOR OF THE NORTHERN TRUST COMPANY (the "Lender")

     1. This Rider is attached to and forms an integral part of the above-referenced Master Note (as amended, the "Note"). Capitalized terms defined in the remainder of the Note and not otherwise defined in this Rider shall have the same meaning in this Rider as in the remainder of the Note. Wherever possible this Rider and the remainder of the Note shall be construed so as to be consistent with each other; however, if and to the extent that the terms of this Rider conflict or are inconsistent with the remainder of the Note, the terms of this Rider shall prevail. Except as modified by this Rider, the terms of the remainder of the Note shall apply.

     2. Sections 1 ("INTEREST") and 2 ("PREPAYMENTS") of the Note are deleted and the following is substituted in lieu thereof:

"SECTION 1. INTEREST.

     1.1 INTEREST RATES. The unpaid principal amount from time to time outstanding hereunder shall bear interest at the following rates per year:

         (a) before maturity, whether by acceleration or otherwise, at the option of Borrower subject to the terms hereof, at a rate equal to:

             (i) the "Prime-Based Rate," which shall mean the "Prime Rate" (as defined below), less 1/2 percent (.50%). Changes in the rate of interest resulting from a change in the Prime Rate shall take effect on the date set forth in each announcement for a change in the Prime Rate. "Prime Rate" means the rate announced from time to time by the Lender called its prime rate, which may not at any time be the lowest rate charged by the Lender; or

            (ii) "LIBOR," which shall mean that fixed rate of interest per year for deposits with maturity periods of one, two or three month(s) (which periods Borrower shall select subject to the terms stated herein) in United States dollars offered to Lender in or through the London or another offshore interbank market, as determined by the Lender in its sole discretion for or as of the borrowing date requested by the Borrower, divided by one minus any applicable reserve requirement (expressed as a decimal) on Eurodollar deposits of the same amount and maturity as determined by Lender in its sole discretion, plus one and one-half percent (1 1/2%).



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                 For purposes hereof, the periods referred to in the
                 definition of LIBOR are referred to as "Interest Period(s)", and the last day of any Interest Period is referred to as an "Interim Maturity Date." "Banking Day" means a day on which the Lender is open for banking business in Chicago, Illinois, and "LIBOR Banking Day" means a Banking Day on which Lender is open for business in London, England and United States dollar deposits are generally traded by dealers in such deposits. If an Interest Period would otherwise end on a day which is not a LIBOR Banking Day, it shall automatically be extended to and shall end on the next LIBOR Banking Day; however, if application of the foregoing part of this sentence would cause an Interest Period to end in the following month, such Interest Period shall end on the next preceding LIBOR Banking Day.

     (b) after maturity, until paid, at a rate equal to 2% in addition to the Prime Rate (but not less than the Prime Rate in effect at maturity).

1.2 RATE SELECTION. Borrower shall select and change its selection of the interest rate as between the Prime-Based Rate and LIBOR to apply to at least $100,000 and in integral multiples of $100,000 thereafter (or any remaining amount available hereunder) of any Loan, subject to the requirements herein stated:

     (a) At the time any Loan is made;

     (b) At the expiration of the particular Interest Period selected for the outstanding principal balance of any Loan currently bearing interest at LIBOR; and

     (c) At any time for the outstanding principal balance of any Loan currently bearing interest at the Prime-Based Rate.

1.3  RATE CHANGES AND NOTIFICATIONS.

     (a) Prime-Based Rate. If Borrower wishes to borrow funds at the Prime-Based Rate or if Borrower wishes to change the rate of interest on any Loan, within the limits described above, from LIBOR to the Prime-Based Rate, it shall, at or before 10:00 AM Chicago time on the Banking Day such borrowing or change is to take effect, give Lender written or telephonic notice thereof, which shall be irrevocable. Borrowings requested after such time may not be available until the next Banking Day.

     (b) LIBOR. If Borrower wishes to borrow funds at LIBOR or if Borrower wishes to change the rate of interest on any Loan, within the limits described above, from the Prime-Based Rate to LIBOR, it shall, not less than three LIBOR Banking Days prior to the LIBOR Banking Day on which such rate is to take effect, give Lender written or telephonic notice thereof, which shall be irrevocable. Such notice shall specify the


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         Loan to which LIBOR is to apply and, in addition, the desired Interest
         Period (but not to exceed the maturity date of this Note unless the Lender consents otherwise).

     (c) Failure to Notify. If Borrower does not notify Lender at the expiration of a selected Interest Period with respect to any principal outstanding at LIBOR, then in the absence of such notice Borrower shall be deemed to have elected to have such principal accrue interest after the Interest Period at the Prime-Based Rate. If respect to any new Loan, then in the absence of such notice Borrower shall be deemed to have elected to have such Loan accrue interest at the Prime-Based Rate.

     1.4 INTEREST PAYMENT DATES. Accrued interest shall be paid in respect of each portion of principal monthly on the last day of each month of each year, beginning with the first of such dates to occur after the date of the first Loan, at maturity of this Note, and upon payment in full, whichever is earlier or more frequent. After maturity, interest shall be payable upon demand.

     1.5 ADDITIONAL PROVISIONS WITH RESPECT TO LIBOR LOANS.

The selection by Borrower of LIBOR and the maintenance of Loans at such rate shall be subject to the following additional terms and conditions:

     (a) Availability of Deposits. If, after Borrower has elected to borrow or maintain any Loan at LIBOR, Lender notifies Borrower that:

         (i) United States dollar deposits in the amount and for the maturity requested are not available to Lender in the London interbank market; or

        (ii) Reasonable means do not exist for Lender to determine LIBOR for the amount and maturity requested,

         all as determined by the Lender in its sole discretion, then the principal subject or to be subject to LIBOR shall accrue or shall continue to accrue interest at the Prime-Based Rate.

     (b) Prohibition of Making, Maintaining, or Repayment of Principal. If any treaty, statute, regulation, interpretation thereof, or any directive, guideline, or otherwise by a central bank or fiscal authority
          (whether or not having the force of law) shall either prohibit or extend the time at which any principal subject to LIBOR, or corresponding deposits, may be purchased, maintained, or repaid, then on and as of the date the prohibition becomes effective, the principal subject to that prohibition shall continue at the Prime-Based Rate.

     (c) Payments of Principal and Interest to be Net of Any Taxes or Costs. All payments of principal and interest shall be made net of any taxes and costs incurred by Lender resulting from having principal outstanding hereunder at LIBOR. Without limiting the generality of the preceding obligation, illustrations of such taxes and costs are:


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(i)   Taxes (or the withholding of amounts for taxes) of any nature whatsoever including income, excise, and interest equalization taxes (other than income taxes imposed by the United States or any state thereof on the income of Lender), as well as all levies, imposts, duties, or fees whether now in existence or resulting from a change in, or promulgation of, any treaty, statute, regulation, interpretation thereof, or any directive, guideline, or otherwise, by a central bank or fiscal authority (whether or not having the force of law) or a change in the basis of, or time of payment of, such taxes and other amounts resulting therefrom;

(ii) Any reserve or special deposit requirements against assets or liabilities of, or deposits with or for the account of, Lender with respect to principal outstanding at LIBOR (including those imposed under Regulation D of the Federal Reserve Board) or resulting from a change in, or the promulgation of, such requirements by treaty, statute, regulation, interpretation thereof, or any directive, guideline, or otherwise by a central bank or fiscal authority (whether or not having the force of law);

(iii) Any other costs resulting from compliance with treaties, statutes, regulations, interpretations, or any directives or guidelines, or otherwise by a central bank or fiscal authority (whether or not having the force of law);

(iv) Any loss (including loss of anticipated profits) or expense incurred by reason of the liquidation or re-employment of deposits acquired by Lender to make Loans or maintain principal outstanding at LIBOR:

      (A) As the result of a voluntary prepayment at a date other than the applicable Interim Maturity Date; or

      (B) As the result of a mandatory repayment at a date other than the applicable Interim Maturity Date as a result of (i) Borrower exceeding any applicable borrowing base, (ii) the occurrence of an Event of Default and the acceleration of any portion of the indebtedness hereunder, or (iii) the scheduled maturity date of this Note occurring prior to the Interim Maturity Date due to Borrower's selection of an Interest Period which extends beyond the scheduled maturity date of this Note; or

      (C) As the result of a prohibition on making, maintaining, or repaying principal outstanding at LIBOR.

If Lender incurs any such taxes or costs, Borrower, upon demand in writing specifying such taxes and costs, shall promptly pay them; save for manifest error Lender's specification shall be presumptively deemed correct. All Loans bearing interest at LIBOR shall be conclusively deemed to have been funded by or on behalf of Lender in the London interbank market by the purchase of deposits corresponding in amount and maturity to the amount and Interest Periods selected (or deemed to have been selected) by Borrower under this Note.


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SECTION 2. PAYMENT.

2.1 PAYMENT AND PREPAYMENT. Borrower may from time to time prepay any principal bearing interest at the Prime-Based Rate in whole or in part at any time and may prepay any principal bearing interest at LIBOR on the applicable Interim Maturity Date, provided that any partial prepayment shall be in an aggregate principal amount of at least $10,000. Any prepayment of an amount bearing interest at LIBOR at a date other than the applicable Interim Maturity Date shall be subject to the provisions of Section 1.5.

2.2 BASIS OF COMPUTATION. Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days, including the date a Loan is made and excluding the date a Loan or any portion thereof is paid or prepaid."

3. The following is hereby inserted at the end of Section 3 of the printed form:

     "Payment of this Note has been unconditionally guaranteed by John T. Lupton pursuant to a Guaranty dated as of the date hereof (as amended, the "Guaranty") which Guaranty is secured without limitation by that certain Pledge Agreement dated as of December 30, 1996 (as amended) between John T. Lupton and Lender. This Note has been executed pursuant to a Note Purchase Agreement dated as of the date hereof, as amended, by the John T. Lupton Trust under Will of Thomas Cartter Lupton (the "Trust"). The Trust and John T. Lupton are each individually and collectively referred to as 'guarantor'."

THE ARNOLD PALMER GOLF COMPANY

By: /s/ Cindy L. Davis
    --------------------------------
Type/Print Name   Cindy L. Davis
                  ------------------
Its: President & CEO
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